Exhibit 10.18

AMENDMENT NO. 4 TO

SECURITIES PURCHASE AGREEMENT

    This Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of May 7, 2007 by and between Digital Angel Corporation, a Delaware corporation (the “Company”), and Imperium Master Fund, Ltd. (the “Investor”) and is made with reference to that certain Securities Purchase Agreement dated as of February 6, 2007 (the “Purchase Agreement”) between the Company and the Investor, pursuant to which the Company issued to the Investor a 10.25% Senior Secured Debenture (the “Debenture”) and a Warrant to purchase common stock of the Company (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement and the Debenture, as applicable.

    WHEREAS, pursuant to Section 4.10(b)(vi) of the Purchase Agreement, the Liabilities of Signature shall at all times be less than $2,000,000;

     WHEREAS, the Company believes that the Liabilities of Signature may be greater than $2,000,000 at some point in the upcoming year and has requested that section 4.10(b)(vi) of the Purchase Agreement be amended;

    WHEREAS, in exchange for granting the requested amendment and to avoid the need for future amendments and/or waivers, the Investor has asked the Company to agree to restructure the terms of the Purchase Agreement, Debenture and Warrant.

    NOW THEREFORE, for consideration, the adequacy of which is hereby acknowledged by all parties, the parties hereto hereby agree to the following:

    1. Amendment to Section 4.10(b) of the Purchase Agreement. Section 4.10(b) of the Purchase Agreement is hereby amended and restated in relevant part to read as follows:

    “4.10 Limitation on Debt and Liens; Financial Covenants.

                                 (b)    ...

   During the period beginning on the Execution Date and ending on the Termination Date, the Company shall, and shall ensure that each of the Company Subsidiaries, comply with each of the following financial covenants:

                                                 ...

            (vi)      The Liabilities of Signature shall at all times be less than:
                                                 (A) $2,600,000 during the period commencing February 6, 2007 through May 5, 2008; and
                                                 (B) $2,000,000 during the period commencing on May 6, 2008 and ending on the Termination Date.”

    2. Addition of Sections 4.23 and 4.24 to the Purchase Agreement. Section 4 of the Purchase Agreement is further amended to add the following two covenants:

   “4.23 Covenant to Restructure. The Company and the Investor shall (i) by June 7, 2007 execute a binding term sheet setting forth mutually acceptable terms for revising and restructuring this Securities Purchase Agreement, the Debenture and Warrant (the “Negotiation Deadline”), and (ii) by July 7, 2007 execute a revised and restructured Securities Purchase Agreement, Debenture, and Warrant pursuant to the terms of such term sheet (the “Documentation Deadline”). The failure to meet either the Negotiation Deadline or the Documentation Deadline shall be an Event of Default under the Debenture. Effective immediately upon such Event of Default the Debenture shall thereafter bear Interest on the unpaid principal amount thereof at an annual rate equal to 15.25%. Notwithstanding any other provision in the Debenture, the foregoing remedy shall be the sole and exclusive remedy for such Event of Default.

    4.24 No Prepayment Prior to Documentation Deadline. Notwithstanding any other provision in this Securities Purchase Agreement or the Debenture, the Company shall have no right to effect a Prepayment of the Debenture prior to the Documentation Deadline.”

    3. Entire Agreement; Amendment. This Amendment contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

    4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such State.

    5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    6. Authorization. The parties hereby represent and warrant to each other that the signatories hereto have full power and authority to sign this Amendment for and on behalf of the entities for which they purport to be signing and that their signatures hereto shall be binding and enforceable upon the purported parties hereto.

    All other terms and provisions of the Purchase Agreement shall remain the same and in full force and effect.

[Signature Page Follows]

    In Witness Whereof, the parties hereto have executed this Amendment to Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

DIGITAL ANGEL CORPORATION

By: /s/ Kevin N. McGrath
Name: Kevin N. McGrath
Title: President & CEO

INVESTOR:

IMPERIUM MASTER FUND, LTD.

By: /s/ Maurla Hiyshko
Name: Maurla Hiyshko
Title: Counsel